UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2015

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 – Departure of Directors or Certain Officers

On July 16, 2015, William J. Doré informed the Board of Directors of FutureFuel Corp. (NYSE: FF) (the “Company”) that he would not stand for re-election at the Company’s annual meeting of shareholders on August 27, 2015. Mr. Doré has been a member of our board since July 2012 and was previously a member of our board between May 24, 2006 and March 20, 2007. Mr. Doré’s decision to retire from the board was not the result of any disagreement with the Company, its management, operations, policies or practices. Mr. Doré expressed that he has enjoyed his time on our board, including service on both our compensation and nominating/corporate governance committees. The Company thanks him for his dedication and contributions over the years and wishes him the best in his future endeavors.

Item 8.01 – Other Events

On July 22, 2015, the Company issued a press release announcing that the Company will release its second quarter 2015 financial results after market close on Monday, August 10, 2015, and that Company management will host an investment-community conference call on Tuesday, August 11, 2015, beginning at 9:00 a.m. Eastern Time to discuss financial results and provide a corporate update.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Paul A. Novelly Paul A. Novelly, Chairman and CEO

Date: July 22, 2015